U.S. Securities and Exchange Commission Washington, D.C. 20549

                               FORM 8-K
                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 19, 2004



                             RENTECH, INC.

          (Exact name of registrant as specified in its charter)

Colorado                         0-19260             84-0957421
(State of incorporation)   (Commission File Number)  (IRS Employer
                                                     Identification No.)

1331 17th Street, Suite 720, Denver, Colorado        80202
(Address of principal executive offices)             Zip Code)

                           (303) 298-8008

(Registrant's telephone number, including area code) N/A (Former name or former address, if changed since last report)


Item 5.  Other Events and Regulation FD Disclosure.

     On March 19, 2004, the Articles of Incorporation of Rentech were amended by vote of the shareholders at the annual meeting of shareholders. The amendment, effective March 22, 2004, increased the number of shares of common stock that Rentech is authorized to issue from 100,000,000 to 150,000,000. Attached as Exhibit 99.1 is the restatement of Article Four, Section One by which the revision was made.

     On March 19, 2004, Rentech distributed a press release, attached as
Exhibit 99.3, summarizing topics discussed at its annual meeting of shareholders held on March 19, 2004.

     At the annual meeting of shareholders held on March 19, 2004, Ronald
C. Butz and Douglas L. Sheeran were reelected to the board of directors for three-year terms.


Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits
          99.1 Restatement of Article Four, Section One of the Amended and Restated Articles of Incorporation of Rentech, Inc.

          99.2  Bylaws of Rentech, Inc. dated March 15, 2004.

          99.3  Press release of Rentech, Inc. dated March 19, 2004.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             RENTECH, INC.


                         By:  /s/ Ronald C. Butz
                             -------------------------------------
                             Ronald C. Butz
                             Vice President - Legal and
                             Chief Operating Officer

Date:  March 22, 2004



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